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                    SHAREHOLDER SERVICE, DIVIDEND DISBURSING

                          AND TRANSFER AGENT AGREEMENT

                                     BETWEEN

                           EQUITRUST SERIES FUND, INC.

                                       AND

                 EQUITRUST INVESTMENT MANAGEMENT SERVICES, INC.

     This Shareholder Service, Dividend Disbursing and Transfer Agent Agreement made the 15th day of February 1971, as amended and restated the 1st day of December, 2002, between EQUITRUST SERIES FUND, INC. , a Maryland corporation (hereinafter called the "Fund"), and EQUITRUST INVESTMENT MANAGEMENT SERVICES, INC., a Delaware corporation (hereinafter called the "Agent");

                                   WITNESSETH:

     WHEREAS, the Fund desires to enter into a Shareholder Service, Dividend Disbursing and Transfer Agent Agreement with Agent under which Agent will provide the services as set forth in detail in this Agreement, and Agent is desirous of providing such services upon the terms and conditions hereinafter provided,

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

          1. The Agent shall perform all the usual and ordinary services of stock transfer agent for the Fund, including those hereinafter set forth. The Agent shall:

               (a) keep the stock transfer books or records of the Fund and addresses of all shareholders, the number and date of issuance of shares and fractional shares held by each, the number and date of certificates for the shares and the number and date of cancellation of each share and each certificate surrendered for cancellation;

               (b) handle the issuance and, redemption of Fund shares;

               (c) effect and record shareholder transfers of ownership and changes in forms of registration;

               (d) cause all shareholder reports and proxies to be properly addressed and mailed in connection with shareholders meetings;

               (e) tabulate all proxies; and

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               (f) prepare and mail all required shareholder federal and state and other income tax information forms.

          2. The Agent shall also act as the Fund's dividend agent in allocating and causing ordinary dividends and capital gains distributions to be disbursed to shareholders.

          3. For its services specified above, the Fund shall pay the Agent fees as provided in Exhibit A which is attached hereto and made a part hereof. Such fees shall be paid by the Fund monthly .

          4. The Agent shall administer all periodic withdrawal plans relating to Fund shares and receive such compensation therefor as may be provided from time to time in the then current prospectus of the Fund.

          5. The Agent agrees to act in good faith in furnishing the services provided for herein. At the Agent's option it may furnish all necessary facilities and personnel directly or it may retain a separate organization for the purpose of performing all or any portion of the Agent's obligations under this Agreement. The Agent assumes no responsibility under this Agreement other than to render in good faith the services called for hereunder.

          6. The Agent agrees that in all matters relating to the services to be performed by it hereunder, it will use its best efforts to act in conformity with the terms of the Articles of Incorporation, By-Laws, Registration Statements and current Prospectus of the Fund. Each of the parties agrees that in all matters relating to the performance of this Agreement, it will use its best efforts to conform to and comply with the requirements of the Investment Company Act of 1940 and all other applicable federal, state or other laws and regulations.

          7. To the extent required by Section 31 of the Investment Company Act of 1940 and the rules and regulations thereunder, Agent agrees that all records maintained by it (or its sub-agent) relating to the services to be performed by Agent under this Agreement are the property of the Fund and will be preserved and surrendered promptly to the Fund on request.

          8. The services of the Agent as provided herein are not to be deemed to be exclusive, and it shall be free to render services of any kind to any other group, firm, individual-or association, including other investment companies, and to engage in any other business or activity.

          9. This Agreement, including Exhibit A hereto, may be amended at any time by mutual written consent of the parties.

          10. This Agreement shall be effective a of the date of execution, and may be terminated by either party hereto upon sixty (60) days' written notice given by one to the other, provided that no such notice of termination given by the Agent to the Fund shall be effective unless and until a substitute person or entity

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     has been engaged by the Fund to perform the services required hereunder for the Fund, or the Fund has certified to the Agent that other arrangements have been made by it to provide such services.

          11. The Agent understands that the obligations of the Fund under this Agreement are not binding upon any officers or directors of the Fund personally, but bind only the Fund and the Fund property. The Agent represents that it has notice of the provisions of the Articles of Incorporation of the Fund disclaiming officer and director liability for acts or obligations of the Fund.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

ATTEST:                                         EQUITRUST SERIES FUND, INC.

By: /s/ Dennis M. Marker                        By: /s/ William J. Oddy
    ----------------------------                    ---------------------------
    Dennis M. Marker                                William J. Oddy
    Vice President -- Investment Administration     Chief Executive Officer


ATTEST:                                         EQUITRUST INVESTMENT MANAGEMENT
                                                SERVICES, INC.

By: /s/ Kristi Rojohn                           By: /s/ Dennis M. Marker
    ----------------------------                    ---------------------------
    Kristi Rojohn                                   Dennis M. Marker
    Assistant Secretary                             President

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                                    EXHIBIT A

                                       To

                    Shareholder Service, Dividend Disbursing
                          and Transfer Agent Agreement
                                     between
                           EquiTrust Series Fund, Inc.
                                       and
                 EquiTrust Investment Management Services, Inc.
                                December 1, 2002


  Annual Per Account Maintenance Fees:
           High Grade Bond Portfolio               $9.00
           Strategic Yield Portfolio                9.00
           Money Market Portfolio                   9.00
           Managed Portfolio                        8.00
           Blue Chip Portfolio                      7.00
           Value Growth  Portfolio                  7.00
  Activity Fees:
           CDSC                                    $1.40
           Closed Account Fee                       1.50
           New Account Set Up                       3.00
           Transaction Fee                          1.00
           ACH Fee                                  0.25
           Telephone Call                           1.00
           Letter Fee                               1.50

The annual account maintenance, CDSC and closed account fees are payable monthly at the rate of 1/12 of the annual fee per fund portfolio account. Activity fees will be paid monthly:

In addition, each Fund Portfolio will pay each month out-of-pocket expenses incurred or advances made by EquiTrust Investment Management Services, Inc. under the Shareholder Service, Dividend Disbursing and Transfer Agent Agreement. These items include, but are not limited to, postage, envelopes, checks, continuous forms, reports and statements, telephone, telegraph, stationary, supplies, costs of outside mailing firms, record storage and media for storage of records (e.g., microfilm, computer tapes).

Executed this 1st day of December 2002.

ATTEST:                                         EQUITRUST SERIES FUND, INC.

By: /s/ Dennis M. Marker                        By: /s/ William J. Oddy
    ----------------------------                    ---------------------------
    Dennis M. Marker                                William J. Oddy
    Vice President -- Investment Administration     Chief Executive Officer


ATTEST:                                         EQUITRUST INVESTMENT MANAGEMENT
                                                SERVICES, INC.

By: /s/Kristi Rojohn                            By: /s/ Dennis M. Marker
    ----------------------------                    ---------------------------
    Kristi Rojohn                                   Dennis M. Marker
    Assistant Secretary                             President